Exhibit 23.5 to Amendment No. 1
to Form S-1 Registration Statement
Hanover Gold Company, Inc.


                         Consent of Roger C. Steininger

I consent to the inclusion in this registration statement on Form S-1 of my valuation analysis, dated August 1, 1997, rendered to Easton-Pacific and Riverside Mining Company in connection with the proposed merger of Easton-Pacific into Hanover Gold Company, Inc. I also consent to the reference to me under the caption "Experts".

Roger C. Steininger

Reno, Nevada
August 1, 1997